UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2023

PHARMACYTE BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40699	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500 Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, Par Value $0.0001 Per Share	PMCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed below, at the special meeting of PharmaCyte Biotech, Inc. (the “Company”) held on August 31, 2023 (the “Special Meeting”), the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s Articles of Incorporation, as amended (the “Charter”), to increase the total number of authorized shares of the Company’s common stock from 133,333,334 to 200,000,000. On September 6, 2023, the Company filed the Amendment with the Secretary of State of the State of Nevada with immediate effect.

The summary of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 31, 2023, the Company held the Special Meeting via live webcast. At the Special Meeting, 11,422,363 shares of common stock, or approximately 68.01% of the outstanding shares of common stock entitled to vote, were represented by proxy or in person, representing a quorum.

At the Special Meeting, the stockholders of the Company voted as set forth below on two proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 31, 2023. The final voting results for each matter submitted to a vote of the Company’s stockholders are as follows:

Proposal 1. Authorization of the Issuance of Shares.

The authorization, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of the Company’s common stock underlying shares of convertible preferred stock and warrants issued by the Company pursuant to the terms of that certain Securities Purchase Agreement, dated May 9, 2023, by and between the Company and the investors named therein, in an amount equal to or in excess of 20% of the Company’s common stock outstanding before the issuance of such convertible preferred stock and warrants (including any amortization payments made to the holders of convertible preferred stock in the form of issuance of shares of common stock and upon the operation of anti-dilution provisions contained in such convertible preferred stock and warrants):

For	Against	Abstain	Broker Non-Votes
7,170,025	400,161	432,796	3,419,381

Proposal 2. Approval of the Increase of Authorized Shares of Common Stock.

The approval of an amendment to the Charter to increase the total number of authorized shares of common stock from 133,333,334 to 200,000,000:

For	Against	Abstain
9,982,019	1,019,080	421,264

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Change to Articles of Incorporation of the Company, dated September 6, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2023	PHARMACYTE BIOTECH, INC.

	By:	/s/ Joshua N. Silverman Joshua N. Silverman Interim Chief Executive Officer and Interim President